Exhibit 10.19

DOUGLAS DYNAMICS, INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Section 1.  PURPOSE OF PLAN

The purpose of this Amended and Restated 2004 Stock Incentive Plan (“Plan”) of Douglas Dynamics, Inc., a Delaware corporation (the “Company”), is to enable the Company to attract, retain and motivate (i) its employees, non-employee directors, independent contractors and consultants, (ii) members of the Advisory Committee (the “Advisors”) of Aurora Capital Group (“ACG”), and (iii) employees of ACG or Ares Management (the “ACG/Ares Employees”) by providing for or increasing the proprietary interests of such employees, non-employee directors, independent contractors, consultants, Advisors and ACG/Ares Employees in the Company.

Section 2.  PERSONS ELIGIBLE UNDER PLAN

Any Advisor, ACG/Ares Employee or employee, non-employee director, independent contractor or consultant of the Company or any of its subsidiaries (each, a “Participant”), shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

Section 3.  AWARDS

(a)           Subject to Section 3(b), the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of the Common Stock, par value $0.01, of the Company (the “Common Shares”) or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares.  The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b)           Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(c)           Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

(d)           Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i)            a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

(A)          the delivery of cash;

(B)           the delivery of other property deemed acceptable by the Committee;

(C)           the delivery of previously owned shares of capital stock of the Company (including “pyramiding”) or other property; or

(D)          a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award (such reduction to be valued on the basis of the aggregate Fair Market Value, on the date of exercise, of the additional Common Shares that would have been delivered to the Participant upon exercise of the Award), provided that the Company is not then prohibited from purchasing or acquiring Common Shares

(ii)           provisions specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) shall be not less than the Fair Market Value of a Common Share on the date such Award is granted;

(iii)          provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Common Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

(iv)          a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined in the applicable award agreement), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the

Company, the financial performance of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

(v)           a provision required in order for such Award to qualify (A) as an incentive stock option under Section 422 of the Code (an “Incentive Stock Option”), (B) as “performance based compensation” under Section 162(m) of the Code, and/or (C) for an exemption from Section 16 of the Exchange Act; or

(vi)          provisions restricting the transferability of Awards or Common Shares issued under Awards.

(e)           For purposes of any Award under this Plan, unless provided otherwise in the grant of such Award, the “Fair Market Value” of a Common Share or other security on any date (the “Determination Date”) shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board of Directors of the Company (the “Board”), or, if no such market was made in the Common Shares or such other security, the value of a Common Share or such other security as determined by the Board in its sole discretion.  The Fair Market Value of a Common Share as of the effective date of this Plan as provided in Section 9 hereof is $100.00.

Section 4.  STOCK SUBJECT TO PLAN

(a)           The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 68,345, subject to adjustment as provided in Section 7 hereof.

(b)           At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 68,345, subject to adjustment as provided in Section 7 hereof.

(c)           For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

(i)            the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

(ii)           the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance; plus

(iii)          the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

Section 5.  DURATION OF PLAN

No Awards shall be made under this Plan after March 31, 2014.  Although Common Shares may be issued after March 31, 2014 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after March 31, 2024.

Section 6.  ADMINISTRATION OF PLAN

(a)           This Plan shall be administered by the Compensation Committee of the Board (the “Committee”) or, in the absence of the Committee, the Board itself.  Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a performance-based Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code.  The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)           Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i)            adopt, amend and rescind rules and regulations relating to this Plan;

(ii)           determine which persons are eligible to participate in the Plan and to which of such persons, if any, Awards shall be granted hereunder;

(iii)          grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv)          determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

(v)           interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

Section 7.  ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan, and (c) the minimum option exercise price set forth in Section 3(d)(ii).

Section 8.  AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

Section 9.  EFFECTIVE DATE OF PLAN

This Plan shall be effective as of June 21, 2004, the date as of which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote by unanimous written consent or at a meeting duly held in accordance with the laws of the State of Delaware.